October 13, 1997



United States Securities
and Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20559

Re:  Oxford Capital Corp. Commission File No. 2-98747-D

Gentlemen:

     I acted as the Certifying Accountant for the aforementioned Registrant for the fiscal year ended June 30, 1996, but have declined to stand for re-election as the Certifying Accountant for the fiscal year ended June 30, 1997. Because of my resignation, the Registrant has provided this firm the disclosures required by Item 304(a)(1) of the REgulation S-K made by the Registrant to the United States Securities and Exchange Commission. Upon review of the disclosures and statements contained in Form 8-K, this firm agrees with such disclosures and statements made by the Registrant pursuant to Item 304(a)(1) of Regulation S-K and hereby consents to the inclusion of this letter as an exhibit to Form 8-K.

                                    Yours truly,



                                    /s/ John L. Lovelace
                                    ---------------------------------
                                    John L. Lovelace
                                    Thomas Leger & co., L.L.P.